UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2011 (March 1, 2011)

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52390	98-0511932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, Arizona 85260

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (480) 704-4183

__________N/A__________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On March 1, 2011, Advanced Voice Recognition Systems, Inc., a Nevada corporation (the “Company” or “AVRS”), and a purchaser agreed to terminate a Stock Purchase Agreement (the “Agreement”) dated May 4, 2010.  A copy of the Stock Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K that was filed with the SEC on May 10, 2010.

Pursuant to the Agreement, the Purchaser agreed to purchase from AVRS, and AVRS agreed to sell to the purchaser 5,000,000 shares of the Company’s common stock, payable in installments.

One installment payment of $10,000 was made by the purchaser and the applicable number of shares of the Company’s common stock were delivered to the purchaser.  On March 1, 2011 the Company and the Purchaser signed a Mutual Termination of Stock Purchase Agreement dated May 4, 2010 which is attached as Exhibit 10.1 of this filing.

Item 9.01        Financial Statements and Exhibits.

Exhibit No.      Document

10.1                 Mutual Termination of Stock Purchase Agreement dated May 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Dated: March 7, 2011	By:	/s/Walter Geldenhuys
Name: Walter Geldenhuys
Title: President, Chief Executive Officer & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.      Document

10.1                 Mutual Termination of Stock Purchase Agreement dated May 4, 2010